DIMON Incorporated
Page 1
EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681
NEWS RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952
May 27, 2003

DIMON Incorporated Announces Private Offering of Senior Notes

Danville, VA – DIMON Incorporated (NYSE: DMN) today announced that it proposes to make a private offering of $125 million in aggregate principal amount of Senior Notes due 2013. The company intends to use the proceeds of the proposed offering to redeem all of its outstanding 8 7/8% Senior Notes due 2006.

The securities proposed to be offered have not been and will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities. No assurance can be given that the proposed offering can be completed on acceptable terms.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries.

-5-